Exhibit 99.1

Byrna Technologies Announces $10 Million Stock Repurchase Program

ANDOVER, Mass., August 5, 2024 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced that its Board of Directors has approved a $10 million stock repurchase program. This program authorizes the Company to repurchase up to $10 million of its common stock over a twenty-four month period.

“Based on our continuing strong operating performance, primarily driven by our successful marketing strategies, we believe Byrna’s shares present a compelling investment opportunity at their current valuation,” said Byrna CEO Bryan Ganz. “We believe that our shares are currently undervalued by the market, and this repurchase program demonstrates our confidence in the long-term sustainability of our marketing strategies and business model. As we have done with previous repurchase programs, we aim to enhance shareholder value and demonstrate our commitment to delivering consistent returns by taking advantage of the current market conditions.”

Byrna has achieved impressive sequential revenue growth over the past several quarters, with Q2 2024 marking a company record for revenue, surpassing the previous record set in Q1 2024, all while improving profitability. This consistent growth reinforces management’s confidence in the Company’s long-term prospects. The stock repurchase program reflects management’s belief in the intrinsic value of Byrna and the Company’s dedication to utilizing its robust cash position to benefit shareholders. Management remains committed to driving returns for Byrna’s shareholders through strong operational performance and in the capital markets.

Under the stock repurchase program, the Company may buy back its common stock in the open market from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, and federal and state laws governing such transactions. Byrna intends to fund the repurchases with its existing cash balance, including cash generated from operations, ensuring that the program does not impact operational capabilities or growth initiatives. There can be no assurances as to the exact number or aggregate value of shares that will be repurchased by Byrna.

During the Company’s previous stock repurchase programs, Byrna has repurchased $17.5 million of stock. The Company most recently had a stock repurchase program in place in 2022.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this news release, other than statements of current and historical fact, are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as: “may,” ”aim,” “will,” "plan," "expect," "intend," "anticipate," and "believe," "could," "should," "might," "occur," "achieved" and similar references to future periods. Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to the approval and implementation of the $10 million stock repurchase program, the potential repurchases of the Company’s common stock, the anticipated benefits of the stock repurchase program, the expected funding of the repurchase program with existing cash balance and cash generated from operations, and the continue strong performance and long-term growth opportunities of the Company. Forward-looking statements are based on, among other things, our opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied. Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, the risk that the stock repurchase program may not achieve the intended benefits, the risk that the market conditions may not be favorable for repurchases, fluctuations in stock price, liquidity, capital position, market disruptions, alternative opportunities or needs for use of surplus cash and the risk that the Company’s financial performance may not continue as anticipated. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com